UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

(Address of Principal Executive Offices)

(718) 978-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the Company’s Current Report on Form 8-K on October 16, 2020, the Unique Logistics International, Inc. (the “Company”) issued Series A Preferred Stock. On July 29, 2022, the Company issued 67,963,732 shares of the Company’s common stock pursuant to the conversion of 9,935 shares of Series A Convertible Preferred Stock held by Trillium Partners, L.P.

Pursuant to the issuance of the Preferred Conversion Shares the number of shares of unregistered common stock outstanding had increased by more than 5% since the last reported number of shares of common stock outstanding. As of July 29, 2022, the Company has 799,141,770 shares issued and outstanding.

The Preferred Conversion Shares were not registered under the Securities Act but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Date: August 3, 2022	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer